EXHIBIT 21.1

FIRST INDUSTRIAL REALTY TRUST, INC.

SUBSIDIARIES OF THE REGISTRANT

Name	State of Incorporation Formation	Registered Names in Foreign Jurisdictions
First Industrial, L.P.	Delaware	First Industrial (Michigan), Limited Partnership

First Industrial (Minnesota), Limited Partnership

First Industrial (Tennessee), L.P.

First Industrial Limited Partnership

First Industrial Financing Partnership, L.P.	Delaware	First Industrial Financing Partnership, Limited Partnership
First Industrial Pennsylvania, L.P.	Delaware	N/A
First Industrial Harrisburg, L.P.	Delaware	N/A
First Industrial Securities, L.P.	Delaware	First Industrial Securities, Limited Partnership
First Industrial Mortgage Partnership, L.P.	Delaware	N/A
First Industrial Indianapolis, L.P.	Delaware	N/A
FI Development Services, L.P.	Delaware	N/A
First Industrial Investment II, LLC	Delaware	N/A
First Industrial Texas, L.P.	Delaware	N/A
FR Investment Properties, LLC	Delaware	N/A
FR JH 10, LLC	Delaware	N/A
FR Massachusetts 7, LLC	Delaware	N/A
FR E2 Property Holding, LP	Delaware	N/A
FR JH 12, LLC	Delaware	N/A
FR ABC, LLC	Delaware	N/A
FR York Property Holding, LP	Delaware	N/A
FR Dallas Houston, LLC	Delaware	N/A
FR Kenosha, LLC	Delaware	N/A
FR 200 Cascade, LLC	Delaware	N/A
FR CO/TEX CUNA, LLC	Delaware	N/A
FR Crossroads I, LLC	Delaware	N/A
FR National Life, LLC	Delaware	N/A
FR AZ/TX, LLC	Delaware	N/A
FI New Jersey Exchange, LLC	Delaware	N/A
FR Bolingbrook, LLC	Delaware	N/A
FR Randolph Drive, LLC	Virginia	N/A
FR Leo Lane Property Holding, LP	Delaware	N/A
FR Manchester Property Holding LP	Delaware	N/A
FR Hagerstown, LLC	Delaware	N/A
FRV CO, LLC	Delaware	N/A
FR Menomonee Falls, LLC	Delaware	N/A
FR Cumberland, LLC	Delaware	N/A
FR Georgia, LLC	Delaware	N/A
FR 30311 Emerald Valley Parkway, LLC	Delaware	N/A
Pewaukee Maple Grove, LLC	Delaware	N/A
FR Summit, LLC	Virginia	N/A
FR National Life / Harrisburg, LLC	Delaware	N/A
FR Southgate Washington, LLC	Delaware	N/A